SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement   [ ] Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(3) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Reunion Industries, Inc.
-----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computer on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------------
    (5) Total fee paid:

        ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ---------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------------
    (3) Filing Party:

        ---------------------------------------------------------------------
    (4) Date Filed:

        ---------------------------------------------------------------------
Notes:



                           REUNION INDUSTRIES, INC.
                        11 Stanwix Street - Suite 1400
                       Pittsburgh, Pennsylvania  15222


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held June 21, 2005


     Notice is hereby given that the Annual Meeting of the Stockholders of Reunion Industries, Inc., a Delaware corporation ("Reunion Industries", "Reunion" or "the Company"), will be held at Reunion Industries' offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 on June 21, 2005, at 10:00 A.M. local time, for the following purposes:

1. To elect a board of seven directors to serve until the next Annual Meeting of stockholders or until their successors are elected; and

2. To consider and act upon such other business as may properly be presented to the meeting.

     Your Board of Directors recommends that you vote for all director nominees. The Board is not aware of any other proposals for the Annual Meeting.

     A record of stockholders has been taken as of the close of business on April 29, 2005, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at, and may be inspected during, the meeting.

     Whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope which has been provided for your convenience.


                                    By Order of the Board of Directors


                                    /s/ John M. Froehlich
                                    ----------------------------------
                                        John M. Froehlich
                                        Secretary


May 12, 2005


                          REUNION INDUSTRIES, INC.
                              PROXY STATEMENT
General
     This proxy statement is being mailed to stockholders commencing on or about May 12, 2005 in connection with the solicitation by the board of directors of Reunion Industries, Inc., a Delaware corporation ("Reunion Industries", "Reunion" or the "Company"), of proxies to be voted at its Annual Meeting of Stockholders to be held at Reunion Industries' offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 on Tuesday, June 21, 2005 (the Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any signed proxy on which no direction is specified will be voted for the election of the nominees named herein to the board of directors. Any proxy may be revoked at any time before its exercise by delivery to the corporate secretary of a written revocation of the proxy or a duly executed proxy bearing a later date.
     Reunion Industries will pay the costs of soliciting proxies pursuant to this Proxy Statement. Reunion Industries will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending management's proxy materials to stockholders and obtaining their proxies.
     As of April 29, 2005, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 16,278,579 outstanding shares of common stock of Reunion Industries. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.


Voting Procedures

     As a stockholder of Reunion, you have a right to vote on certain business matters affecting Reunion. The proposal that will be presented at the Annual Meeting and upon which you are being asked to vote is the election of directors, which is discussed below under the section entitled "Proposal:
Election of Directors." The Company is not aware of any other matters to be presented to and voted upon at the Annual Meeting. Each share of Reunion's common stock you own entitles you to one vote on each matter properly presented at the Annual Meeting.


Methods of Voting

     You may vote by mail or in person at the Annual Meeting.

     Voting by Mail.    By signing and returning the proxy card in the
enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card (known as "proxies") to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

     Voting in Person at the Meeting.    If you plan to attend the Annual
Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

-1-


     Your shares will be voted in accordance with the instructions you provide. If you sign and return your proxy card without providing your voting instructions, your shares will be voted "for" the seven named nominees for directors and in the discretion of the proxies as to other matters that may properly come before the meeting.


Revoking Your Proxy

     You may revoke your proxy at any time before it is voted at the meeting. To do this, you must:

- enter a new vote by signing, dating and returning another proxy card at a later date;

- provide written notice of the revocation to Reunion's Secretary;

- or attend the meeting and vote in person.


Quorum Requirement

     A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, April 29, 2005, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by submitting a properly executed proxy card. Both abstentions and broker non-votes are counted as present for the purpose of determining a quorum.


Votes Required for the Election of Directors

     The seven nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote "for" the nominees for election as directors or you may "withhold" your vote with respect to one or more nominees. There is no cumulative voting with respect to the election of directors. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum, but will not be counted in the vote on the proposal.


Broker Non-Votes

     For the proposal to elect seven directors, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on this matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum.


Voting Confidentiality

     Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.







-2-

Voting Results

     Votes will be tabulated by Registrar and Transfer Company, the transfer agent and registrar for Reunion Industries' common stock, and the results will be certified by an election inspector who is required to resolve impartially any interpretive questions as to the conduct of the vote. Results will be published in Reunion's Quarterly Report on Form 10-Q for the period ended June 30, 2005. You also may request the voting results by written request to Reunion's Secretary.



                      PROPOSAL:  ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders of Reunion Industries will be asked to vote for the election of seven directors to its board of directors. The candidates proposed for election at the annual meeting are Thomas N. Amonett, Charles E. Bradley, Sr., Kimball J. Bradley, Thomas L. Cassidy, David
E. Jackson, Joseph C. Lawyer, and John G. Poole. If elected, the proposed candidates would comprise the entire board of directors of Reunion Industries, and would hold office until their successors are duly elected and qualified at the next annual meeting of stockholders of Reunion Industries or until they earlier die, resign or are removed from office in accordance with the Company's By-Laws and applicable law.


Nominees

     All persons nominated for election at the annual meeting currently are directors of Reunion Industries and have previously been elected by the stockholders. Mr. Charles E. Bradley, Sr. is the father of Mr. Kimball J. Bradley. Reunion Industries knows of no other family relationships between any director, executive officer or nominee and any other director, executive officer or nominee. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee.



                         Principal Position with
Name                     Reunion Industries, Inc.    Age  Director Since
-----------------------  --------------------------  ---  --------------
Thomas N. Amonett(1)(2)  Director                     61       1992
Charles E. Bradley, Sr.  Director, Chairman & CEO     75       1995
Kimball J. Bradley       Director, President & COO    39       2000
Thomas L. Cassidy(1)(2)  Director                     76       1995
David E. Jackson(1)(2)   Director                     46       2003
Joseph C. Lawyer         Director and Vice Chairman   59       2000
John G. Poole            Director                     62       1996
(1) Member, Compensation Committee of the Board of Directors
(2) Member, Audit Committee of the Board of Directors

     THOMAS N. AMONETT has served as a director of Reunion Industries since July 1, 1992 and served as its President and Chief Executive Officer from
July 1, 1992 until October 26, 1995. He also served as the President of Reunion Energy Company, then a wholly-owned subsidiary of Reunion Industries in the oil and gas operating business, from July 1, 1992 until May 24, 1996. Mr. Amonett is President and Chief Executive Officer of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services, primarily to the oil and gas industry. From November 1998 to June 1999, he was President, Chief Executive Officer and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive

-3-
Officer of Weatherford Enterra, Inc., an energy services and manufacturing company. Mr. Amonett serves as a director of Petro Corp. Incorporated, a Houston-based oil and gas company, and Stelmar Shipping Ltd., an international provider of petroleum product and crude oil transportation services.

     CHARLES E. BRADLEY, SR. became a director of Reunion Industries on
June 20, 1995 and was appointed President and Chief Executive Officer of Reunion Industries on October 26, 1995. He became Chairman effective March 16, 2000. Mr. Bradley, Sr. was a co-founder of Stanwich Consulting Corp., formerly known as Stanwich Partners, Inc. ("SPI"), in 1982 and has served as its President since that time. SPI is a private investment company. He was a director of Chatwins Group, Inc. ("Chatwins Group") from 1986 until its merger with Reunion Industries on March 16, 2000 and was Chairman of the Board of Chatwins Group from 1988 until the merger. Mr. Bradley, Sr. is currently the President and a director of Sanitas, Inc. and Texon Energy Corporation, both inactive companies. Since May 1997, he has been President and sole director of Stanwich Financial Services Corp. ("SFSC"), which, on June 25, 2001, filed a voluntary petition in the United States Bankruptcy Court for the District of Connecticut for reorganization under Chapter 11 of the United States Bankruptcy Code. SFSC was in the structured settlement business. Mr. Bradley is the father of Kimball J. Bradley.

     KIMBALL J. BRADLEY became President and Chief Operating Officer of Reunion Industries effective May 1, 2000. He was Executive Vice President of Operations of Reunion Industries following the Chatwins Group merger and was a Senior Vice President of Chatwins Group from August 1998 until the merger and a Vice President of Chatwins Group from January 1996 to August 1998. From November 1995 until August 1998, Mr. Bradley was President of the Auto-Lok division of Chatwins Group, having served as acting President of Auto-Lok beginning in August 1995. Prior to assuming that position, he managed various special projects at Chatwins Group's corporate office beginning in November 1993 and at Chatwins Group's CP Industries division from
February 1993 to November 1993.  Mr. Bradley is the son of Charles E. Bradley,
Sr.

     THOMAS L. CASSIDY became a director of Reunion Industries on June 20, 1995. He was a Managing Director of Trust Company of the West, an investment management firm, from 1984 until his retirement in 1999. Mr. Cassidy is a Partner of TCW Capital, an affiliate of Trust Company of the West. Mr. Cassidy was a director of Chatwins Group from March 1993 to June 1997.

     DAVID E. JACKSON became a director of Reunion Industries on June 26, 2003. He is the CEO of Bingo Country Holdings, Ltd. in Toronto, Canada. He has over fifteen years experience as a portfolio manager investing in distressed securities having worked as a portfolio manager with Avenue Capital Management, Oppenheimer & Co. Inc., EBF & Associates and Cargill, Inc.

     JOSEPH C. LAWYER became Vice Chairman of Reunion Industries effective May 1, 2000. He was President and Chief Operating Officer of Reunion Industries following the Chatwins Group merger and was President, Chief Executive Officer and a director of Chatwins Group from 1988 until the merger. Mr. Lawyer is a director of Respironics, Inc., a company engaged in design, manufacture and sale of home and hospital respiratory medical products.

     JOHN G. POOLE became a director of Reunion Industries on April 19, 1996. Mr. Poole is a private investor. He was a co-founder of SPI with Charles E. Bradley, Sr. in 1982 and served as its Vice President until 2001. Mr. Poole was a director of Chatwins Group from 1988 until the merger. He is also a director of Consumer Portfolio Services, Inc., engaged in the business of purchasing, selling and servicing retail automobile installment sales contracts.

     The Board of Directors recommends a vote for all nominees for the board of directors.

-4-

Board and Committee Activity

     During 2004, the board held three regularly scheduled meetings and the audit committee held four meetings. There was no regular meeting of the compensation committee in year 2004. Each of the directors attended all of the meetings of the board and of each committee on which he served during 2004. The Company expects the directors to attend its annual meetings of stockholders. All directors attended the last meeting, held on December 15, 2004.

     Reunion's operations are managed under the general supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of Reunion's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions may be discharged by one or more standing committees of the board.

     The compensation committee, comprised of Messrs. Amonett (chairman), Cassidy and Jackson, is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required or in those instances where the underlying benefit philosophy might be at variance with preexisting board policies. The compensation committee also supervises the administration of all executive compensation and benefit programs, including the establishment of any specific criteria against which all annual performance based benefits are to be measured.

     The audit committee, comprised of Messrs. Amonett, Cassidy and Jackson (chairman), assists the board in assuring that the accounting and reporting practices of Reunion Industries are in accordance with all applicable requirements. Each member of the audit committee meets the independence and financial experience requirements under the rules of both the Securities and Exchange Commission (SEC) and American Stock Exchange (AMEX), where the Company's stock is listed. In addition, the Board has determined that David
E. Jackson is an "audit committee financial expert" as defined by SEC rules. Mr. Jackson's business experience is described above under the caption "PROPOSAL: ELECTION OF DIRECTORS". The audit committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters relating to the audit and any other matter which the committee or the auditors may wish to discuss. In addition, the audit committee recommends the appointment of auditors to the board of directors each year and would recommend the appointment of new auditors if future circumstances were to indicate that such action is desirable.

     The board of directors does not maintain executive or nominating committees. Nominations for directorships are considered by the entire board. The board believes that, in view of the small number of directors (7) and the desirability of all directors, including "independent directors", participating in the process, it is unnecessary to have a separate nominating committee. The Company does not have a formal written policy or charter concerning nominations. However, in evaluating a potential nominee, including a nominee recommended by a stockholder, the board will consider the benefits to the Company of such nomination, based on the nominee's skills and experience related to managing a significant business, the willingness of the person to serve and such person's character and reputation. Stockholders who wish to suggest individuals for possible future consideration for board positions or otherwise to communicate with the Board should direct recommendations and other communications to the board of directors at the Company's principal offices.






-5-

Director Compensation

     Directors not otherwise compensated by Reunion receive annual retainers of $18,000 for service on the board and $500 for each board or committee meeting attended. Compensation paid to non-employee directors during 2004 for service in all board capacities aggregated $84,000. Directors are reimbursed for the actual cost of any travel expenses incurred. In addition to his director's fees, Mr. Poole received $42,000 for consulting services during 2004.

     Non-employee directors of Reunion Industries are eligible for awards under the 1998 and 2004 Stock Option Plans. There were no options granted during 2004.


Key Person Insurance

     As of June 29, 1994, Chatwins Group and Charles E. Bradley, Sr. agreed to a split-dollar life insurance arrangement. Pursuant to this arrangement, Chatwins Group agreed to maintain three universal type life policies on Mr. Bradley, Sr. and his wife. Chatwins Group will be reimbursed for the premiums it pays for such policies from either the death benefit of the policies or their cash surrender value. Mr. Bradley, Sr. agreed with Chatwins Group that if the policy proceeds are insufficient to reimburse Chatwins Group for the full amount of premiums paid, he would pay the shortfall to Chatwins Group. This arrangement was assumed by Reunion in connection with the merger of Chatwins Group with and into Reunion Industries on March 16, 2000. No premiums were paid by the Company on these policies in 2004.

     As of October 24, 1994, Chatwins Group and Joseph C. Lawyer agreed to a split-dollar life insurance arrangement. Pursuant to this arrangement, Chatwins Group agreed to maintain a universal type life policy on Mr. Lawyer. Chatwins Group will be reimbursed for the premiums it pays for such policy from either the death benefit of the policy or its cash surrender value. Mr. Lawyer agreed with Chatwins Group that if the policy proceeds are insufficient to reimburse Chatwins Group for the full amount of premiums paid, he would pay the shortfall to Chatwins Group. This arrangement was assumed by Reunion in connection with the merger of Chatwins Group with and into Reunion on March 16, 2000. No premiums were paid by the Company on this policy in 2004.

     As of December 12, 1995, Chatwins Group and John G. Poole agreed to a split-dollar life insurance arrangement. Pursuant to this arrangement, Chatwins Group agreed to maintain two universal type life policies on Mr. Poole. Chatwins Group will be reimbursed for the premiums it pays for these policies from either the death benefit of the policies or their cash surrender value. Mr. Poole agreed with Chatwins Group that if the policy proceeds are insufficient to reimburse Chatwins Group for the full amount of premiums paid, he would pay the shortfall to Chatwins Group. This arrangement was assumed by Reunion in connection with the merger of Chatwins Group with and into Reunion on March 16, 2000. No premiums were paid by the Company on these policies in 2004.


Compensation Committee Interlocks and Insider Participation

     Messrs. Amonett, Cassidy and Jackson are members of the Compensation Committee. Mr. Amonett served as Reunion Industries' President and Chief Executive Officer from July 1, 1992 until October 26, 1995. He also served as the President of Reunion Energy Company, then a wholly-owned subsidiary of Reunion Industries in the oil and gas operating business, from July 1, 1992 until May 24, 1996.





-6-
                            MANAGEMENT INFORMATION

Executive Officers

     The following individuals serve as our executive officers:

Name                     Age  Position
-----------------------  ---  ----------------------------------------------
Charles E. Bradley, Sr.   75  Director, Chairman and Chief Executive Officer
Joseph C. Lawyer          59  Director and Vice Chairman
Kimball J. Bradley        39  Director, President and Chief Operating Officer
John M. Froehlich         62  Executive Vice President, Chief Financial
                              Officer and Secretary
Jack T. Croushore         59  President, CP Industries Division

     The business experience of Charles E. Bradley, Sr., Kimball J. Bradley and Joseph C. Lawyer is described above in the section entitled "PROPOSAL:
ELECTION OF DIRECTORS."

     JOHN M. FROEHLICH became Executive Vice President of Finance and Chief Financial Officer of Reunion Industries on March 16, 2000. He became Secretary on June 12, 2002. He was a Vice President of Chatwins Group from 1989 until the merger of Chatwins Group and Reunion Industries on March 16, 2000 and its Chief Financial Officer and Treasurer from 1988 until the merger.

     JACK T. CROUSHORE became Division President of the CP Industries division during 1988. From 1984 to 1988 he was Executive Vice President and Chief Operating Officer of CP Industries, Inc. and its predecessor division of USX Corporation. He was also a Vice President of Chatwins Group from 1988 to 2000.

Executive Compensation

     The following table reflects all forms of compensation for services to Reunion Industries by our executive officers for the last three completed fiscal years. There was no other annual compensation for any executive of the Company in the last three completed fiscal years.

                                                      Long-Term
                                                    Compensation
                                                    ------------
                               Annual Compensation     Shares
                               -------------------   Underlying     All Other
Name and Position        Year  Salary     Bonus(1)  Stock Option  Compensation
-----------------------  ----  --------   --------  ------------  ------------
Charles E. Bradley, Sr.  2004  $377,107   $      0             0   $    930(2)
  Chairman and Chief     2003  $400,024          0       100,000      1,020(2)
  Executive Officer      2002   400,024          0             0      6,516(2)


Joseph C. Lawyer         2004   143,750          0             0        930(3)
  Vice Chairman          2003   200,000          0             0      1,020(3)
                         2002   245,830          0             0      1,020(3)

Kimball J. Bradley       2004   372,884          0             0     20,342(4)
  President and Chief    2003   366,819          0       400,000     15,480(4)
  Operating Officer      2002   347,765          0             0      1,020(4)


John M. Froehlich        2004   219,064          0             0     11,305(5)
  Executive Vice         2003   210,001          0             0      8,801(5)
  President of Finance   2002   206,246          0             0      1,020(5)
  and Chief Financial
  Officer


Jack T. Croushore        2004   209,000          0        50,000      7,020(6)
  President,CPI Division 2003   209,000          0        50,000      7,020(6)
                         2002   209,000          0             0      6,476(6)


(1) Amounts shown for bonuses are amounts earned for the period shown, although bonuses are generally paid in subsequent years.

(2) Includes a 401(k) matching payment of $5,496 in 2002 and healthcare benefit credits of $930 in 2004 and $1,020 in 2003 and 2002.

(3) Consists of healthcare benefit credits of $930 in 2004 and $1,020 in 2003 and 2002.

(4) Includes payments of life insurance premiums of $19,412 and $14,460 in 2004 and 2003, respectively, and healthcare benefit credits of $930 in 2004 and $1,020 in 2003 and 2002.

(5) Includes payments of life insurance premiums of $10,375 and $7,781 in 2004 and 2003, respectively, and healthcare benefit credits of $930 in 2004 and $1,020 in 2003 and 2002.

(6) Includes a car allowance of $6,000 in 2004 and 2003, a 401(k) matching payment of $5,456 in 2002 and healthcare benefit credits of $930 in 2004 and $1,020 in 2003 and 2002.

Option Grants

     The Company did not grant any options in the year ended December 31, 2004. During the year ended December 31, 2003, the Company granted options to employees to purchase 550,000 shares of the Company's common stock and an option to a non-employee director to purchase 20,000 such shares. The following table shows all options to acquire Reunion Industries common stock granted to the named executive officers during the fiscal year ended December 31, 2003.

                             Individual Grants(1)             Projected
                     -------------------------------------    Realizable Value
                                                              at Rates of
                     Number of  Options                       Stock Price
                     Shares     Granted to Exercise           Appreciation for
                     Underlying Employees  Price              Option Term(2)
                     Options    in Fiscal  Per                ----------------
Name                 Granted      Year     Share   Expires      5%      10%
-------------------- ---------- ---------- ------- --------   ----------------


Charles Bradley, Sr. 100,000(3)   18.18%   $0.3520 12/01/08   $ 5,641  $16,336
Kimball J Bradley    100,000(4)   18.18%   $0.2750 06/26/08   $ 4,407  $12,763
Kimball J. Bradley   300,000(3)   54.55%   $0.3520 12/01/08   $16,923  $49,009
Jack T. Croushore     50,000(5)    9.09%   $0.2500 06/26/13   $ 7,861  $19,722

(1) Options granted to Charles E. Bradley, Sr. and Kimball J. Bradley have an exercise price equal to 110% of the fair market value of Reunion Industries' common stock on the grant date. The remaining options have an exercise price of 100% of the fair market value on the grant date. Reunion Industries has not issued any stock appreciation rights.

(2) As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for Reunion's common stock appreciated from the grant date to the end of the option terms at rates of 5% and 10%, respectively. The amounts are not estimates of Reunion's future stock price performance and are not necessarily indicative of Reunion's future stock performance. If the price of Reunion's common stock does not increase above the exercise price, no value will be realized from these options.

(3) These options were granted on December 1, 2003. Assuming continued employment with Reunion, these options have a 5-year term and will become exercisable in one-third increments on the first, second and third anniversaries of their issuance.

(4) These options were granted on June 26, 2003. Assuming continued employment with Reunion, these options have a 5-year term and will become exercisable in one-third increments on the first, second and third anniversaries of their issuance.

(5) These options were granted on June 26, 2003. Assuming continued employment with Reunion, these options have a 10-year term and will become exercisable in one-third increments on the first, second and third anniversaries of their issuance.


Option Exercises and Year-End Values

     There were no options exercised in the years ended December 31, 2004 or 2003.

Equity Compensation Plan Information

     The following table summarizes information with respect to options under Reunion's equity compensation plans on December 31, 2004:

                                                  Equity Compensation Plans
                                                 ---------------------------
                                                 Approved by    Not Approved
                                                 Security        by Security
                                                 Holders             Holders
                                                 ------------   ------------
Number of common stock shares to be issued
  Upon exercise of outstanding options                614,000              -
                                                    =========      =========
Weighted-average exercise price per share
  of outstanding options                                $0.51              -
                                                    =========      =========
Number of common stock shares remaining available
  for future issuance under equity
  compensation plans (excluding outstanding
  options)                                          1,161,100              -
                                                    =========      =========

Compensation Committee Report

     The compensation committee of the board of directors has furnished the following report on executive compensation for 2004:

     The board of directors pursues a philosophy of seeking to improve Reunion Industries' performance and to maximize shareholder value by, among other things, relating executive compensation and stock-based benefits to the Company's performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus, and stock option and other benefit plans.

     Base compensation for senior executives is generally intended to be competitive with that paid at comparable companies. However, no comparability studies were conducted for executive salaries paid in 2004, and the committee bases its base salary determinations primarily on its knowledge of compensation paid to senior executives at other companies. The committee also takes into account the responsibilities and individual performance of the executives in setting base salaries and the committee may set the base compensation for certain executives at a premium level if they are viewed as essential to the organization. The committee uses these same criteria to establish compensation for the chief executive officer and has not established any quantitative criteria for his compensation. The Company has agreed with the holders of its 13% Senior Notes that it will not increase the compensation of any executive officer in 2005 over that paid in 2004.

     Under the supervision of the compensation committee, annual bonuses reflect a policy of requiring a specified level of company performance for the year before any bonuses are earned by senior executives, with bonuses for achieving higher levels of performance directly related to the level achieved. In setting performance criteria, the committee will consider the total compensation payable or potentially available to the chief executive and other executive officers. While the development of any business necessarily involves numerous factors, the board's primary emphasis will be on encouraging management to increase Reunion Industries' net assets and cash flow, and in certain instances, rationalization of certain company businesses or assets.

     The board of directors believes that properly designed and administered long-term, stock-based incentives for senior executives closely align the executives' economic interest with those of stockholders and provide a direct and continuing focus upon the goal of constantly striving to maximize stockholder value. The compensation committee intends, with any necessary concurrence of the board of directors and stockholders, to continue to consider alternate forms of stock-based incentives designed to achieve the maximum possible performance based benefit to all senior executives at the least possible cost and the greatest attainable economic efficiency to Reunion Industries, with such benefits designed as nearly as practicable to directly align the economic interests of professional managers with those of Reunion Industries' stockholders. In 2002, the board, including certain current members of the compensation committee, directed Reunion's management to take action to possibly improve the value of outstanding stock options as an incentive to the Company's employees that held stock options, including executive management. The board approved management's plan of repricing the outstanding stock options to an amount closer to then recent trade amounts, which ultimately gave executive management a larger ownership stake in Reunion and an increased incentive to remain with the Company.

    As of April 29, 2005, members of the compensation committee were deemed to own beneficially an aggregate of 147,029 shares of Reunion's common stock, or less than 1% of such stock. See "OWNERSHIP INFORMATION - Security Ownership of Certain Beneficial Owners and Management".

The Compensation Committee
Thomas N. Amonett, Chairman; Thomas L. Cassidy; David E. Jackson

OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

     Reunion Industries had 16,278,519 shares of common stock outstanding as of April 29, 2005. The following table sets forth information regarding the beneficial ownership of our common stock by (i) each stockholder known to us to own 5% or more of our common stock, (ii) each director of Reunion Industries, (iii) each of the chief executive officer and the other named executives, and (iv) all current directors and executive officers as a group. Except as set forth in the footnotes to the following table, each stockholder has sole dispositive and voting power with respect to the shares of our common stock shown as owned by such stockholder.
                                                                % of
                                                             Outstanding
Beneficial Owner                        Shares Owned           Shares
--------------------------------  -------------------------  -----------
Kimball J. Bradley                6,078,468 (1)                 37.0%
  c/o Reunion Industries, Inc.
  11 Stanwix Street, suite 1400
  Pittsburgh, PA 15222
The Charles E. Bradley, Sr.
Family Limited Partnership        4,310,813 (6)                 26.5%
  c/o Stanwich Consulting Corp.
  62 Southfield Ave.
  One Stamford Landing
  Stamford, CT 06902
Stanwich Financial Services Corp. 1,651,697 (5)                 10.1%
  c/o Melissa Neier, Esq.
  Ivey, Barnum & O'Mara
  170 Mason Street
  Greenwich, CT  06830
The John Grier Poole Family
Limited Partnership               1,499,747 (6)(7)               9.2%
  One Rye Road
  Portchester, NY  10573
Amanda Poole, David Poole and
Jesse Poole                       1,499,747 (6)                  9.2%
  c/o John G. Poole
  One Rye Road
  Portchester, NY  10573
LCC Capital Master Fund, Ltd.     1,250,000 (13)                 7.1%
  c/o Lampe Conway 7 Co., LLC
  730 Fifth Avenue
  New York, NY 10019
Charles E. Bradley, Sr.             258,810 (2)(3)(4)            1.6%
  c/o Stanwich Consulting Corp.
  62 Southfield Ave.
  One Stamford Landing
  Stamford, CT 06902
Thomas N. Amonett                    78,000                      0.5%
Thomas L. Cassidy                    62,362                      0.4%
David E. Jackson                     13,333 (8)                 <0.1%
Joseph C. Lawyer                    701,751 (9)                  4.3%
John G. Poole                       757,438 (10)                 4.7%
John M. Froehlich                    74,008                      0.5%
Jack T. Croushore                   228,521 (11)                 1.4%

All Officers and Directors as
  a group (9 individuals)         8,252,691 (12)                49.9%

(1) Includes (a) 4,310,813 shares owned by The Charles E. Bradley, Sr. Family Limited Partnership (the "Bradley Partnership") of which Kimball J. Bradley is general partner and (b) 166,666 shares subject to options exercisable currently or within 60 days of the record date.

(2) Mr. Bradley, Sr. and his wife own, respectively, a 28% and a 1% limited partnership interest in the Bradley Partnership, which in turn beneficially owns 4,310,813 shares of common stock. Because Mr. Bradley, Sr. and his wife have no voting or dispositive power as to the shares owned by the Bradley Partnership, he disclaims any beneficial ownership thereof, and none of such shares are included as being beneficially owned by him in the table above.

(3) Excludes 1,651,697 shares owned by Stanwich Financial Services Corp., with which Mr. Bradley, Sr. is the indirect sole shareholder. He has no voting or dispositive powers as to these shares. See note (5) below.

(4) Includes 100,000 shares owned by Hanna Investment Corporation, with which Mr. Bradley, Sr. shares voting and dispositive power. Mr. Bradley, Sr. is the controlling stockholder of the parent company of Hanna Investment Corporation and may be deemed to be the beneficial owner of these shares.

(5) The voting and dispositive powers as to these shares are held by the Liquidating Agent and the Executive Committee (subject to court oversight) appointed in the bankruptcy proceeding of Stanwich Financial Services Corp.

(6) Pursuant to the Securities Pledge Agreement dated as of May 1, 1993 among the Charles E. Bradley, Sr. Family Limited Partnership, the John Grier Poole Family Limited Partnership, and U.S. Bank, National Association, as successor Collateral Agent to State Street Bank and Trust Company and the First National Bank of Boston, the Bradley Partnership pledged 4,145,247 shares and the Poole Partnership pledged 552,703 shares to secure the obligations of Reunion Industries under the Indenture, dated as of May 1, 1993, between Reunion and the Collateral Agent relating to certain Senior Notes issued by Reunion Industries in 1993.

(7) These shares are owned by the John Grier Poole Family Limited Partnership. Amanda Poole, David Poole and Jesse Poole are co-general partners (and limited partners) of such partnership. As such, they share voting and dispositive powers as to such shares with each other and with such partnership.

(8) Represents shares subject to options exercisable currently or within 60 days of the record date.

(9) Includes 3,567 shares beneficially owned by Mr. Lawyer's wife, as to which he has no voting or dispositive power. Mr. Lawyer may be deemed to be the beneficial owner of these shares.

(10) Includes 139,808 shares as to which Mr. Poole has voting rights, but not dispositive rights.

(11) Includes 33,333 shares subject to options exercisable currently or within 60 days of the record date.

(12) Includes 246,665 shares subject to options exercisable currently or within 60 days of the record date.

(13) Represents shares subject to currently exercisable warrants.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Reunion's directors and officers and persons who own beneficially more than 10% of the common stock of Reunion Industries to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock of Reunion Industries. Directors, officers and persons owning more than 10% of the common stock of Reunion Industries are required to furnish Reunion Industries with copies of all such reports. Based solely on Reunion's review of the copies of such forms it has received and representations from certain persons that they were not required to file reports on Form 5 during 2004, Reunion Industries believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2004, except that (1) Mr. Bradley, Sr. filed a Form 4 late for one transaction and (2) Mr. Kimball J. Bradley file a Form 4 late for 12 transactions.


                              OTHER INFORMATION

Common Stock Performance Graph

     The following graph illustrates the yearly percentage change in the cumulative total stockholder return on Reunion Industries' common stock, compared with the cumulative total return on the American Stock Exchange
(AMEX) Composite Index and the Industrial Manufacturing Index published by The Center for research in Security Prices at the University of Chicago, published by the AMEX for use by AMEX listed companies:

                          Five Year Total Return (1)


                  [FIVE YEAR PERFORMANCE GRAPH APPEARS HERE]


                                         Fiscal Year Ending
                           ----------------------------------------------
                            1999    2000    2001    2002    2003    2004
                           ------  ------  ------  ------  ------  ------
Reunion Industries, Inc.   100.00   78.86   17.71    8.57   32.57   20.57
AMEX Composite Index       100.00   92.76   86.34   70.57   95.52  110.39
Industrial Manufacturing
  Index                    100.00  123.33   98.53   74.28  131.22  139.66

(1) Tabular data assumes that the value of the investment in Reunion Industries' common stock and each index was $100.00 at December 31, 1999 and that all dividends, if any, were reinvested. The Company paid no dividends in any period presented.

Certain Relationships and Related Transactions


Related Parties

     Reunion Industries, Inc. - Reunion is a publicly traded Delaware corporation headquartered in Pittsburgh, Pennsylvania. Charles E. Bradley, Sr. (Mr. Bradley) is chairman of the board and Chief Executive Officer of Reunion. Kimball J. Bradley is President, Chief Operating Officer, a director of Reunion and son of Mr. Bradley. John G. Poole (?Mr. Poole?) and Joseph C. Lawyer (?Mr. Lawyer?) are directors of Reunion.

     Stanwich Consulting Corp. - Stanwich Consulting Corp. , formerly known as Stanwich Partners, Inc. (?SPI?), was formerly engaged in the business of investment banking and consulting. Mr. Bradley is the President of SCC.

     Stanwich Financial Services Corp. - Stanwich Financial Services Corp. (?SFSC?) is a privately held, currently inactive, corporation that was formerly in the structured settlement business. SFSC is owned 100% by Mr. Bradley. Prior to May 10, 2004, SFSC was a related party to Reunion. On that date, management control of SFSC was vested in a liquidating trustee and an executive committee, of which Mr. Bradley is not a member, in accordance with SFSC?s plan of reorganization in its proceeding under Chapter 11 of the Bankruptcy Code. Accordingly, SFSC is no longer a related party.

     NPS Acquisition Corp. - NPS Acquisition Corp. (NPSAC) was formed by Mr. Bradley to acquire and hold NAPTech Pressure Systems (NAPTech). NAPTech was based in Clearfield, Utah and engaged in the business of manufacturing seamless steel pressure vessels, an existing Metals product line. In January 2001, NPSAC was merged into the Company.

     CPS Leasing, Inc. - CPS Leasing, Inc. (CPSL) is a subsidiary of Consumer Portfolio Services, Inc. (CPS). Mr. Bradley and Mr. Poole are stockholders of CPS. Mr. Poole is a director of CPS and Mr. Bradley was a director until July 2001. Charles E. Bradley Jr., Mr. Bradley's son and Kimball J. Bradley's brother, is President of CPS. CPSL is primarily engaged in machinery and equipment lease financing.

Transactions and Balances

     SPI Consulting Agreement - Reunion had a consulting agreement with SPI, which was terminated effective September 30, 2002. During 2002, $225,000 was expensed related to this agreement. At December 31, 2003 $117,205 was owed to SPI under this agreement. Such amount was forgiven in 2004.

     SFSC Settlement ? Effective May 10, 2004, the Company?s indebtedness to and from SFSC was settled on the following terms: (1) pursuant to the judgment referred to below, the Company is obligated to pay SFSC the sum of $4.29 million on or before December 31, 2006 plus interest on such sum at the rate of 10% per annum from such effective date, in satisfaction of the Company?s indebtedness to SFSC, (2) SFSC?s indebtedness to the Company in the amount of $310,000 plus interest was cancelled and (3) provided it performs its obligations under the settlement and the judgment, the Company will be released from the claims of SFSC?s creditors. As contemplated by the settlement agreement, a judgment has been entered against the Company for the settlement amount by the United States Bankruptcy Court for the District of Connecticut in SFSC?s pending Chapter 11 Bankruptcy Proceeding. The settlement amount does not constitute a new liability of the Company, as it relates to indebtedness and a note receivable that had previously been recorded on the Company?s balance sheet. The settlement resulted in a gain for the Company of $3.3 million on debt extinguishment.

     CPS Leasing, Inc. - Reunion entered into various operating lease agreements with CPSL. During 2003 and 2002, lease payments totaling $336,000 and $580,000, respectively, were paid to or accrued for CPSL. At December 31, 2003, the Company has future minimum rental commitments under noncancellable operating leases with CPSL totaling $1,460,000.

     Cash Surrender Value of Life Insurance Policies - The Company pays the premiums on life insurance policies covering Mr. Bradley, Mr. Joseph C. Lawyer (Mr. Lawyer), the Company's vice chairman and a director, and Mr. Poole. Pursuant to these arrangements, the Company will be reimbursed for the premiums it pays for such policies from either the death benefit of the policy or their cash surrender value. The covered individuals have agreed with the Company that if the policy proceeds are insufficient to reimburse the Company for the full amount of the premiums paid, they will cover the shortfall. As of December 31, 2004 and 2003, premiums paid by the Company in excess of the cash surrender values of the policies totaled $919,000 and $940,000, respectively, and are included in due from related parties in the Company's consolidated balance sheet at December 31, 2003.

     Mr. Bradley Note Payable - In January 2003, Mr. Bradley made a $500,000 payment on behalf of the Company to NAPTech. This payment was applied to reduce by $500,000 the Company?s indebtedness to NAPTech. To evidence this loan by Mr. Bradley, the Company issued to him its unsecured $500,000 10% note payable. The note payable became due on October 31, 2004. No principal or interest payments have been made on this note. At December 31, 2004 and 2003, accrued and unpaid interest related to this note totaled $100,000 and $50,000, respectively. Mr. Bradley?s rights under this note are subordinate to the Company?s indebtedness to Congress Financial Corporation (?Congress Financial?).

     Mr. Bradley Guarantees - To facilitate the closing of the refinancing of the Company's bank debt with Congress Financial in December 2003, Mr. Bradley provided a personal guarantee of $1.5 million of the revolving credit portion of the new facilities. In exchange for his guarantee, the Board of Directors approved a 2% guarantee fee to be paid to Mr. Bradley during the time period such guarantee is in place. Amounts payable under this arrangement are being offset against an employee advance previously received by Mr. Bradley and owed to the Company. Such advance totaled $58,000 at the time of the refinancing and, through December 31, 2004, $29,917 of guarantee fees had been offset against such advance. See "Employee Advances" below.

     Kimball Bradley Guarantees - To facilitate obtaining new financing with two private investment funds and the closing of the refinancing of the Company's bank debt with Congress in December 2003, Kimball Bradley provided personal guarantees totaling $9.2 million, including guarantees of two notes payable totaling $7.7 million and $1.5 of the revolving credit portion of the new Congress facilities. In exchange for his guarantees, the Board of Directors approved 2% guarantee fees to be paid to Kimball Bradley during the time period such guarantees are in place. Amounts payable under these arrangements are being offset against an employee advance previously received by Kimball Bradley and owed to the Company. Such advance totaled $55,000 at the time of the refinancing. In addition, Kimball Bradley owed the Company $19,000 for the December 2002 exercise of 95,000 options which had been repriced to $0.20. Through December 31, 2004, guarantee fees totaling $183,878 had been incurred by the Company, of which $74,000 was offset in 2003 against amounts due from Kimball Bradley. See "Employee Advances" below.

     Employee Advances - At December 31, 2003, the Company had non-interest bearing advances due from Mr. Bradley and Kimball Bradley totaling $56,000 in the aggregate. The highest balance on these advances during 2004 was $56,000. The highest balance during 2003 was $113,000.

Previous Independent Accountants

     On July 21, 2003, with the approval of the audit committee of the board of directors, the Company replaced Ernst & Young LLP as its independent accountants. The reports of Ernst & Young LLP on the financial statements for the fiscal year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principle. The report of Ernst & Young LLP on the financial statements for the fiscal year ended December 31, 2002 was modified as to uncertainty concerning Reunion's ability to continue as a going concern. In connection with its audit for the such fiscal year ended December 31, 2002 and through July 21, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference thereto in their report on the financial statements for such year. During the fiscal year ended December 31, 2002 and through July 21, 2003, there were no reportable events (as defined in SEC Regulation S-K, Item 304 (a)(1)(v)).


Independent Accountants for 2003

     On July 21, 2003, Wiss & Company LLP was selected by the audit committee of the board of directors to audit Reunion Industries' financial statements for the fiscal year ending December 31, 2003. In its letter to Reunion September 30, 2003, Wiss & Company, LLP, the Registrant's then independent accountants, informed the Company of its decision to discontinue providing audit services to registrants with the SEC. A copy of Wiss & Company's September 30, 2003 letter was filed as Exhibit 99 to the Company's Current Report on Form 8-K filed with the SEC on October 29, 2003. Having only provided financial statement review services to the Company relating to the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2003 as filed with the SEC on August 14, 2003, Wiss & Company, LLP did not issue any reports on the Company's financial statements for any fiscal year. In connection with its review of the Company's financial statements for the period ended June 30, 2003 and through October 28, 2003, there have been no disagreements with Wiss & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or review scope or procedure. During the period ended June 30, 2003 and through October 28, 2003, there have been no reportable events (as defined in SEC Regulation S-K, Item 304
(a)(1)(v)).

     Effective on October 28, 2003, Reunion engaged Mahoney Cohen & Company, CPA, P.C. (Mahoney) as its new independent accountants for the 2003 calendar year. The selection of Mahoney by Reunion was based on several factors, including the departure to Mahoney from Wiss & Company of the audit engagement management formerly responsible for providing auditing services to the Company and our desire to maintain continuity of engagement staffing. Prior to their appointment as independent accountants, Mahoney had not been consulted by the Company on any matters.

	All services provided by Mahoney are subject to pre-approval by the audit committee of the board of directors. Effective on May 25, 2004, Reunion, through its audit committee, engaged Mahoney as it independent accountants for the 2004 calendar year. The audit committee will meet in May 2005 to discuss the selection of independent auditors for calendar year 2005.

     Representatives of Mahoney Cohen & Company, CPA, P.C. are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     Fees paid by Reunion Industries for professional services rendered by Mahoney Cohen & Company, CPA, P.C. for the years ended December 31, 2004 and 2003 totaled $181,000 and $169,500, respectively. Such fees related solely to audit fees for professional services rendered for the audit of Reunion Industries' consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Committee Report

     The audit committee of the board of directors has furnished the following report on its activities during 2004:

     The audit committee consists of three of Reunion Industries' outside directors. The board of directors and the audit committee believe that the audit committee's membership satisfies the American Stock Exchange rules concerning audit committee membership, including the requirements that members be independent and have financial sophistication. The Board of Directors has adopted a formal written audit committee charter, a copy of which is attached as Appendix A to this proxy statement, and the audit committee performs a review and reassessment of the adequacy of the charter on an annual basis.

     In accordance with its written charter, the audit committee assists the board of directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls, and all audit processes.

     In discharging its oversight responsibilities regarding the audit process, the audit committee:

     - reviewed and discussed the audited financial statements with management;

     - discussed with the independent accountants the material required to be discussed by Statement on Auditing Standards No. 61, as currently in effect; and

     - reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board's Standard No. 1, as currently in effect, and discussed with the independent accountants any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
David E. Jackson, Chairman
Thomas N. Amonett
Thomas L. Cassidy

Limitation on Incorporation by Reference

     Notwithstanding any reference in prior or future filings of Reunion Industries with the SEC which purports to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Management Information - Compensation Committee Report", "Other Information - Common Stock Performance Graph" or "Other Information - Audit Committee Report".


Form 10-K

     The Company?s Annual Report on Form 10-K for the year ended December 31, 2004 (as filed with the SEC, but excluding [most of] the exhibits to such Form 10-K), which report also serves as the Company?s Annual Report to Stockholders for 2004, has been mailed with this proxy statement to each stockholder
entitled to vote at the Annual Meeting.   Reunion Industries will furnish to
stockholders any excluded exhibits to its Annual Report on Form 10-K upon written request and upon payment of a fee limited to Reunion Industries' reasonable expenses in furnishing such exhibit. Written requests may be directed to Reunion Industries, Inc., attn: Investor Relations, 11 Stanwix Street, Suite 1400, Pittsburgh, Pennsylvania 15222.


Deadline for Stockholder Proposals

     Although it has not yet determined a date for its annual meeting of stockholders for the year ending December 31, 2005 (the ?2005 annual meeting?), Reunion Industries intends to hold the meeting in mid-2006.
Reunion Industries will inform stockholders of the date of such meeting in a future periodic or current report to be filed with the SEC. Proposals of stockholders of Reunion Industries intended to be presented at the 2005 annual meeting must be received by the Secretary of Reunion Industries at 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 by no later than January 12, 2006. Any proposal received after January 12, 2006 will not be included in the Company's proxy statement for the 2005 annual meeting. If such proposals are in compliance with all of the requirements of the SEC?s rules, including SEC Rule 14a-8, and other applicable law, they will be included in the proxy statement and set forth on the form of proxy issued for the 2005 annual meeting of stockholders.

     If a stockholder intends to present a proposal at the 2005 annual meeting of stockholders without seeking to include the proposal in Reunion Industries' proxy statement, management proxies will be entitled to use the discretionary voting authority that will be contained in the proxies for the 2005 annual meeting of stockholders to vote on the stockholder's proposal at such meeting.


Proxies

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.


                                 By Order of the Board of Directors
                                 /s/ John M. Froehlich
                                 ----------------------------------
                                     John M. Froehlich
                                     Secretary
May 12, 2005

										APPENDIX A




AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation?s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation?s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation?s policies, procedures and practices at all levels.
 The audit committee?s primary duties and responsibilities are to:
*	Serve as an independent and objective party to monitor the
Corporation?s financial reporting process and internal control system.

*	Review and appraise the audit efforts of the Corporation?s
independent accountants and internal auditing department.

*	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.


II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. [Restate here, Board?s definition of ?independence.?] All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full
Board, the members of the committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below).


IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the organization?s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the internal auditing department and management?s response.

4.	Review with financial management and the independent accountants the 10-
Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.
On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants? independence.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization?s financial statements.

Financial Reporting Processes

8.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization?s financial reporting processes, both internal and external.

9.	Consider the independent accountants? judgments about the quality and appropriateness of the Corporation?s accounting principles as applied in its financial reporting.

10.	Consider and approve, if appropriate, major changes to the Corporation?s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11.	Establish regular and separate systems of reporting to the Audit
Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management preparation of the financial statements and the view of each as to appropriateness of such judgments.

11.	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
12.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

13.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

14.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15.	Review management?s monitoring of the Corporation?s compliance with the organization?s Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation?s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16.	Review activities, organizational structure, and qualifications of the internal audit department.

17.	Review, with the organization?s counsel, legal compliance matters including corporate securities trading policies.

18.	Review, with the organization?s counsel, any legal matter that could have a significant impact on the organization?s financial statements.

19.	Perform any other activities consistent with this Charter, the
Corporation?s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                               REVOCABLE PROXY
                           REUNION INDUSTRIES, INC.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2005

     The undersigned stockholder of Reunion Industries, Inc. (the "Company") hereby appoints Charles E. Bradley, Sr., Kimball J. Bradley, and Joseph C. Lawyer, or any of them, attorneys and proxies of the undersigned; each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222, on Tuesday, July 13, 2004 and any postponements or adjournments of such meeting, as set forth below, and in their discretion to consider and act upon such other business as may properly be presented at such meeting (and any postponements or adjournments thereof).

Please be sure to sign below and date this Proxy.
                                              -------------------------
                                              | Date                  |
-----------------------------------------------------------------------
|                                                                     |
|                                                                     |
----Stockholder sign above-----------Co-holder (if any) sign above-----

                                                            With-     For All
1.   The election as directors (except as           For     hold      Except
     indicated below) of all nominees.              [_]     [_]         [_]

     THOMAS N. AMONETT        THOMAS L. CASSIDY        JOSEPH C. LAWYER
     CHARLES E. BRADLEY, SR.  DAVID E. JACKSON         JOHN G. POOLE
     KIMBALL J. BRADLEY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

------------------------------------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING:------------->[_]

     The Board of Directors recommends a vote "FOR" the election as directors of all nominees. This proxy will be voted as specified or, if no choice is specified, said proxies will vote "FOR" the election of all such nominees and will consider and act upon such other business as may be properly presented to the meeting.

     The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

     Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.



------------------------------------------------------------------------------
  ^DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.^


                           REUNION INDUSTRIES, INC.
-----------------------------------------------------------------------------
|                             PLEASE ACT PROMPTLY                           |
|                  SIGN, DATE & MAIL YOUR PROXY CARD TODAY                  |
-----------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

---------------------------------------

---------------------------------------

---------------------------------------